As filed with the Securities and Exchange Commission on March 7, 2001
                             Registration No. 333 -
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  -------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  -------------

                              TEKINSIGHT.COM, INC.

             (Exact Name of Registrant as Specified in Its Charter)

                               Delaware 95-4228470
                (State or Other Jurisdiction of (I.R.S. Employer
               Incorporation or Organization) Identification No.)
                       18881 Von Karman Avenue, Suite 250
                            Irvine, California 92612
                                   (Zip Code)

                             1994 STOCK OPTION PLAN
                            (Full Title of the Plan)

                                Peter W. Rothberg
                                Nixon Peabody LLP
                  437 Madison Avenue, New York, New York 10022
                     (Name and Address of Agent For Service)

          Telephone No.: (212) 940-3000 / Facsimile No.: (212) 940-3111
          (Telephone Number, Including Area Code, of Agent For Service)
                                  -------------

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                                            CALCULATION OF REGISTRATION FEE
---------------------------------- --------------------- -------------------- ---------------------- -------------------
                                                          Proposed Maximum      Proposed Maximum
       Title Of Securities             Amount To Be        Offering Price      Aggregate Offering        Amount Of
        To Be Registered              Registered (1)        Per Share (2)           Price (2)         Registration Fee
---------------------------------- --------------------- -------------------- ---------------------- -------------------

Series A Convertible Preferred
Stock, $.0001 par value                  172,277          $1.9375               $333,786.69           $83.45
---------------------------------- --------------------- -------------------- ---------------------- -------------------

         (1) Represents (i) 172,277 shares issuable upon the exercise of options granted under the 1994 Stock Option Plan, and (ii) pursuant to Rule 416(a) of the Securities Act of 1933, such indeterminate number of shares as may be issued by reason of any stock split, stock dividend, recapitalization or similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of TekInsight preferred stock.

          (2) Estimated in accordance with Rule 457(c) under the Securities Act of 1933 solely for the purpose of calculating the registration fee. The computation is based upon the average of the high and low prices of our preferred stock as reported on the Nasdaq Stock Market's Small Cap Market on March 5, 2001.

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                                       -2-


                                     PART I.

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


         On August 14, 2000, TekInsight.Com, Inc. acquired Data Systems Network Corporation. TekInsight entered into a definitive agreement to acquire Data Systems on February 18, 2000. According to the terms of the merger agreement, Data Systems was merged with and into TekInsight Services, Inc., a wholly owned subsidiary of TekInsight. The shareholders of TekInsight and Data Systems approved the merger on August 9, 2000.

         This registration statement relates to the 1994 Stock Option Plan, as amended and restated in April 1997 (the "Plan"), which was originally sponsored by Data Systems. Since 1994, Data Systems has made grants to its employees of options pursuant to the Plan, some of which remain outstanding. Data Systems previously filed a registration statement on Form S-8 covering the shares of its common stock issuable pursuant to the Plan.

         Pursuant to the terms of the merger agreement, TekInsight adopted sponsorship of the Plan as of the time of the merger on August 14, 2000. At that time, the options outstanding under the Plan were automatically modified such that each outstanding option now represents the right to purchase 0.392 shares of Series A Convertible Preferred Stock, par value $.0001 per share, of TekInsight. Thus, the 440,982 options issued by Data Systems and outstanding under the Plan are now options to acquire 172,277 shares of TekInsight preferred, subject to certain adjustments described in the Plan. This registration statement on Form S-8 relates to shares of TekInsight preferred stock that may be issued upon the exercise of currently outstanding options granted under the Plan. No further options will be issued under the Plan.

         Additional information required to be contained in the Section 10(a) prospectus is omitted from the registration statement in accordance with Rule 428 of the Securities and Exchange Commission, issued under the Securities Act of 1933, and the Note to Part I of Form S-8.



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                                    PART II.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  Incorporation of Documents by Reference.

         The following documents that have been filed by TekInsight with the Securities and Exchange Commission are incorporated herein by reference:


         (1) Our annual report on Form 10-K for the fiscal year ended June 30, 2000.

         (2) Our amendment to annual report on Form 10-K/A dated October 27, 2000.

         (3) The quarterly report of Data Systems on Form 10-Q for the quarter ended June 30, 2000.

         (4) Our quarterly report on Form 10-Q for the quarter ended September 30, 2000.

         (5) Our current report on Form 8-K dated August 24, 2000.

         (6) Our amendment to current report on Form 8-K/A dated October 27, 2000.

         (7) Our quarterly report on Form 10-Q for the quarter ended December 31, 2000.

         (8) Our amendment to annual report on Form 10-K/A dated February 23, 2001.

         (9) The Joint Proxy Statement/Prospectus forming a part of our Registration Statement on Form S-4 (registration no. 333-36044) filed with the Securities and Exchange Commission on July 13, 2000.

         (10) The description of our Common Stock, par value $.0001 per share, contained in the Prospectus forming a part of our Registration Statement on Form S-1 (registration no. 33-50426) filed with the Securities and Exchange Commission on December 14, 1992.

         (11) The description of our Series A Convertible Preferred Stock, par value $.0001 per share, contained in our Registration Statement on Form 8-A dated July 10, 2000.

         We are also incorporating by reference in this registration statement all reports and other documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold. These reports and documents will be incorporated by reference in and considered to be a part of this registration statement as of the date of filing of such reports and documents.

         Any statement contained in this registration statement or in a document which is incorporated by reference herein will be modified or superseded for purposes of this registration statement to the extent that a statement in any document that we file after the date of this registration statement that also is incorporated by reference herein modifies or supersedes such prior statement. Any such statement so modified or superseded will not, except as so modified or superseded, constitute a part of this registration statement.

ITEM 4.  Description of Securities.

         Not applicable.


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                                      -2-

ITEM 5.  Interests of Named Experts and Counsel.

         The validity of the securities offered hereby will be passed upon by Nixon Peabody LLP, New York, New York, counsel for TekInsight. Certain attorneys with Nixon Peabody currently have beneficial ownership, in the aggregate, of less than one percent of TekInsight's capital stock.

ITEM 6.  Indemnification of Officers and Directors.

         Article Seventh of TekInsight's Certificate of Incorporation specifically provides that no director of TekInsight shall be personally liable to TekInsight or any or its shareholders for damages for any breach of duty in such capacity except if a judgment or other final adjudication adverse to him establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of the law, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled, or that his acts violated specific provisions of the Delaware General Corporation Law. Article Ninth of TekInsight's Certificate of Incorporation provides that TekInsight enjoys all of the general or specific powers or rights conferred under the Delaware General Corporation Law to furnish indemnification to its directors and officers, and that such directors and officers enjoy all rights of indemnification as are conferred upon persons serving in such capacity under the Delaware General Corporation Law.

ITEM 7.  Exemption from Registration Claimed.

         Not applicable.

ITEM 8.  Exhibits

         See Exhibit Index.

Item 9.  Undertakings.

         (a) The undersigned registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.


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                                      -3-

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                      II-3

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                                      -4-


                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irvine, State of California on this 6th day of March, 2001.

                                   TEKINSIGHT.COM, INC.



                                   By:/s/James Linesch
                                     -------------------------------------------
                                      James Linesch, Executive Vice President


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Steven J. Ross and Arion Kalpaxis, and each or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 and any and all amendments (including post-effective amendments) to this registration statement and to any registration statement filed pursuant to Rule 462(b), and to file same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

NAME                                     TITLE                              DATE

/S/ STEVEN J. ROSS              President, Chief Executive
----------------------------      Officer  and Director
    Steven J. Ross                                             March 6, 2001


/S/ ALEXANDER KALPAXIS         Chairman of the Board, Chief
----------------------------  Technology Officer and Director
    Alexander Kalpaxis                                         March 6, 2001


/S/ JAMES LINESCH             Chief Financial Officer, Chief
----------------------------    Accounting Officer, Executive
    James Linesch            Vice President, Secretary and     March 6, 2001
                                       Director


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                                      -5-


NAME                                     TITLE                              DATE



----------------------------
    Walter J. Aspatore                 Director                March 6, 2001



----------------------------
    Brian D. Bookmeier                 Director                March 6, 2001



----------------------------
    Michael Grieves                    Director                March 6, 2001


/S/ DAMON TESTAVERDE
----------------------------
    Damon Testaverde                   Director                March 6, 2001



                                      II-5


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                                      -6-

                                  EXHIBIT INDEX



EXHIBIT NO.    DESCRIPTION                                 LOCATION

4.1       1994 Stock Option Plan (as amended   Incorporated by reference to Item
          and restated April 1997)             10.3(c) of the Quarterly Report
                                               on Form 10-Q of Data Systems
                                               Network Corporation filed with
                                               the Securities and Exchange
                                               Commission on August 15, 1997.

5.1       Opinion of Nixon Peabody LLP         Filed herewith.

23.1      Consent of Nixon Peabody LLP         Contained in opinion filed as
                                               Exhibit 5.1 to this Registration
                                               Statement.

23.2      Consent of Feldman Sherb & Co., P.C. Filed herewith

23.3      Consent of Grant Thornton LLP        Filed herewith.

23.4      Consent of Plante & Moran, LLP       Filed herewith.

24        Power of Attorney                    Included on the signature page of
                                               this registration statement.


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